As filed with the Securities and Exchange Commission on March 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aterian, Inc.

(Exact name of registrant as specified in its charter)

Delaware	83-1739858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

37 East 18th Street, 7th Floor

New York, NY 10003

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Aterian, Inc. 2018 Equity Incentive Plan

(Full title of the plan)

Yaniv Sarig

Chief Executive Officer

Aterian, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(347) 676-1681

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Joseph A. Risico, Esq.

Chief Legal Officer

Aterian, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

EXPLANATORY NOTE

Aterian, Inc. (the “Registrant”) has prepared this registration statement (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act to register 9,700,000 additional shares of Common Stock reserved for issuance under the Amended and Restated Aterian, Inc. 2018 Equity Incentive Plan (the “2018 Plan”).

Pursuant to the Registration Statements on Form S-8 (File Nos. 333-232087, 333-251295 and 333-256612) filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on June 13, 2019, December 11, 2020, May 28, 2021 and March 28, 2022 (the “Prior Registration Statements”), the Registrant previously registered an aggregate of 8,137,552 shares of Common Stock under the 2018 Plan.

In accordance with General Instruction E to Form S-8, the contents of the Prior Registration Statements are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on March 16, 2023;

(b)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 13, 2023, January 17, 2023 and February 6, 2023; and

(d)	The description of the Common Stock set forth in the Registrant’s Registration Statement on Form 8-A (File No. 001-38937), filed with the Commission on June 11, 2019, including any amendments or reports filed for the purpose of updating such description, including the description of the Common Stock included as Exhibit 4.9 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Commission on March 16, 2023.

All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part of this Registration Statement from the date of the filing of such reports and documents, except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

You should rely only on the information provided or incorporated by reference in this Registration Statement or any related prospectus. The Registrant has not authorized anyone to provide you with different information. You should not assume that the information in this Registration Statement or any related prospectus is accurate as of any date other than the date on the front of the document.

You may contact the Registrant in writing or orally to request copies of the above-referenced filings, without charge (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference into the information incorporated into this Registration Statement). Requests for such information should be directed to:

Aterian, Inc.

37 East 18th Street, 7th Floor

New York, NY 10003

(347) 676-1681

Attn: Chief Executive Officer

ITEM 8. EXHIBITS.

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 14, 2019 and incorporated herein by reference).

3.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 30, 2021 and incorporated herein by reference).

3.3	Certificate of Correction of Certificate of Amendment to the Amended and Restated Certificate of Incorporation (previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on April 30, 2021 and incorporated herein by reference).

3.4	Second Amended and Restated Bylaws (previously filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on April 30, 2021 and incorporated herein by reference).

4.1	Form of Common Stock Certificate (previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1/A (File No. 333-231381) filed on May 24, 2019 and incorporated herein by reference).

4.2	Amended and Restated Aterian, Inc. 2018 Equity Incentive Plan (previously filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-8 filed on May 28, 2019 and incorporated herein by reference).

4.3	Form of Stock Option Agreement under the Mohawk Group Holdings, Inc. 2018 Equity Incentive Plan (previously filed as Exhibit 10.17 to the Registrant’s Registration Statement on Form S-1 (File No. 333-231381) filed on May 10, 2019 and incorporated herein by reference).

4.4	Form of Restricted Stock Award Agreement under the Mohawk Group Holdings, Inc. 2018 Equity Incentive Plan (previously filed as Exhibit 10.4 to the Registrant’s Registration Statement on Form S-8 filed on June 13, 2019 and incorporated herein by reference).

5.1*	Opinion of Croke Fairchild Duarte & Beres LLC.

23.1*	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Croke Fairchild Duarte & Beres LLC (included in Exhibit 5.1).

24.1*	Power of Attorney is contained on the signature page.

107*	Calculation of Filing Fee Table.

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 17, 2023.

Aterian, Inc.

By:	/s/ Yaniv Sarig
Name:	Yaniv Sarig
Title:	President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY  THESE PRESENTS, that each person whose signature appears below constitutes and appoints Yaniv Sarig, Arturo Rodriguez and Joseph A. Risico, and each or any one of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Yaniv Sarig Yaniv Sarig	President, Chief Executive Officer and Director (Principal Executive Officer)	March 17, 2023

/s/ Arturo Rodriguez Arturo Rodriguez	Chief Financial Officer (Principal Financial and Accounting Officer)	March 17, 2023

/s/ Bari Harlam Bari Harlam	Director	March 17, 2023

/s/ William Kurtz William Kurtz	Director	March 17, 2023

/s/ Susan Lattmann Susan Lattmann	Director	March 17, 2023

/s/ Sarah Liebel Sarah Liebel	Director	March 17, 2023

/s/ Cynthia Williams Cynthia Williams	Director	March 17, 2023